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                                                                  EXHIBIT 23.2







             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors and Shareholders
Success Bancshares, Inc.
Lincolnshire, Illinois



We consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 4, 1995 on our audit of the consolidated statements of income, shareholders' equity, and cash flows of Success Bancshares, Inc. for
the year ended December 31, 1994.   We also consent to the reference to us
under the heading "Experts" in this Registration Statement on Form S-1.



                                                 Crowe, Chizek and Company LLP


Oak Brook, Illinois
September 5, 1997